Exhibit 3.294

(Illegible)	ROSS MILLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 884 5708 Website: secretaryofstate.biz

	Filed in the office of /s/ ROSS MILLER Ross Miller Secretary of State State of Nevada	Document Number 20080059636-99
Articles of Incorporation (PURSUANT TO NRS 78)		Filing Date and Time 01/29/2008 2:37 PM
Entity Number E0057032008-2

USE BLACK INK ONLY–DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:		HTM Operating Company, Inc.

2 Resident Agent Name And Street Address: (must be a Nevada address’ Where illegible)		CSC Services of Nevada, Inc.
Name
		502 East John Street	Carson City	Nevada	89706
		(MANDATORY) physical street Address	City		Zip Code

		(OPTIONAL) Mailing Address	City	State	Zip Code
3. Shares: (number of shares: corporation illegible)		Number of shares with per value:	Par value per share: $	Number of shares without par value:
1,000

4. Names & Address of the Board of Directors/Trustees: illegible	1.	Gary W. Loveman
Name
		One Caesars Palace Drive	Las Vegas	NV	89109
		Street Address	City	State	Zip Code
	2.	Charles L. Atwood
Name
		One Caesars Palace Drive	Las Vegas	NV	89109
		Street Address	City	State	Zip Code
3.
Name

		Street Address	City	State	Zip Code
5. Purpose: illegible		The purpose of this Corporation shall be:

6. Name, Address and Signature of illegible incorporator: attach additional illegible if more than 1 illegible		Albert Z. Kovacs		X illegible
		Name		Signature
		300 South Fourth Street, Suite 1200	Las Vegas	NV	89101
		Address	City	State	Zip Code
7. Certificate of illegible		I hereby accept appointment as Resident Agent for the above named corporation.
		X illegible		1/29/08
		Authorized Signature of R.A. or On Behalf of R.A. Company		Date
This form must be accompanied by appropriate fees.			Nevada Secretary of State Form 78 Articles 2007 Revised on 01/01/07

(Illegible)	ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775)-684-5708
Website: secretaryofstate.biz

	Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080169407-57
Certificate of Amendment (PURSUANT TO NRS 78,385 AND 78,390)		Filing Date and Time 03/12/2008 10:36 AM
Entity Number E0057032008-2

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

HTM Operating Company, Inc. (E0057032008-2)

2. The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Articles of Incorporation is amended as follows:

“1. Name of Corporation: HTM Holding, Inc.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%.

4. Effective date of filling (optional):

(illegible)

5. Officer Signature (Required):

If any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, than the amendment must be approved by the vote in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of such class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State (illegible)
(illegible)